Exhibit 99.01

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of May 30, 2003, between Interwoven, Inc., a Delaware corporation (“Parent”), and the undersigned shareholder (“Shareholder”) of MediaBin, Inc., a Georgia corporation (“Company”).

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Company and Maryland Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the merger of Merger Sub with and into Company (the “Merger”). Pursuant to the Merger, shares of common stock of Company, par value $0.01 per share (“Company Common Stock”) will be converted into the right to receive the Per Share Consideration in cash on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

B. Shareholder is the record holder or beneficial owner of, or exercises voting power over, such number of outstanding shares of Company Common Stock as is indicated on the final page of this Agreement.

C. As a material inducement to enter into the Merger Agreement, Parent desires Shareholder to agree, and Shareholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of Company over which Shareholder has voting power, so as to facilitate consummation of the Merger.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

1. AGREEMENT TO VOTE SHARES

1.1 Definitions. For purposes of this Agreement:

(a) Shares. The term “Shares” shall mean all issued and outstanding shares of Company Common Stock owned of record or beneficially by Shareholder or over which Shareholder exercises voting power, in each case, as of the record date (the “Record Date”) for persons entitled (i) to receive notice of, and to vote at the meeting of the shareholders of Company called for the purpose of voting on the matters referred to in Section 1.2, or (ii) to take action by written consent of the shareholders of Company with respect to the matters referred to in Section 1.2. Shareholder agrees that any shares of capital stock of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership or over which Shareholder exercises voting power after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 3 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

(b) Subject Securities. The term “Subject Securities” shall mean: (i) all securities of Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock beneficially owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 3 below or the Record Date.

1.2 Agreement to Vote Shares. Shareholder hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the first to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (the “Effective Time”) and (ii) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of Company, however called, or in connection with any written consent of the shareholders of Company, Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares:

(1) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof;

(2) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Shareholder under this Agreement.

Shareholder further agrees not to enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.

1.3. Transfer and Other Restrictions. Prior to the termination of this Agreement, each Shareholder agrees not to, directly or indirectly:

(i) except pursuant to the terms of the Merger Agreement, (A) offer, sell, pledge, hypothecate, grant any option to purchase, make any short sale, encumber, transfer or otherwise dispose; or (B) enter into an agreement or commitment providing for the offer, sale, pledge, hypothecation, grant of any option to purchase, making any short sale, encumbrance, transfer or disposition of, any of the Subject Securities or any interest therein except as provided in Section 1.2 hereof;

(ii) grant any proxy, power of attorney, deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Securities except with the Parent; or

(iii) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or would have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

1.4 Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the “Proxy”), which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

1.5 Appraisal Rights. Shareholder agrees not to exercise any rights of appraisal and any dissenters’ rights that Shareholder may have (whether under applicable law, including the Business Corporation Code of the State of Georgia, or otherwise) or could potentially have or acquire in connection with the Merger.

1.6 Non-Solicitation. Shareholder has read the non-solicitation restrictions in Section 5.3 of the Merger Agreement and agreed it will not take any action prohibited of the Company in such Section.

1.7 No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by Shareholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Shareholder who is a director of the Company with respect to, any action which may be taken or omitted by Shareholder acting in Shareholder’s fiduciary capacity as a director of the Company.

2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

(a) Shareholder is the record and beneficial owner of, or Shareholder exercises voting power over, the shares of Company Common Stock indicated on the final page of this Agreement, which, on and as of the date hereof, are free and clear of any Encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement. The number of Shares set forth on the signature pages hereto are the only Shares beneficially owned by such Shareholder and, except as set forth on such signature pages, the Shareholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

(b) Shareholder has the requisite capacity, power and authority to enter into this Agreement and to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, and (ii) for the limitations imposed by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation which would result in the creation of any Encumbrance upon any of the Shares owned by such Shareholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Shareholder or any Shares owned by such Shareholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Entity is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement. Prior to the approval of Company’s Board of Directors of this Agreement, Shareholder and Parent had no agreement, arrangement or understanding with respect to the voting of any of Shareholder’s securities of the Company.

3. TERMINATION

This Agreement shall terminate and shall have no further force or effect as of the first to occur of (i) the Effective Time and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

4. MISCELLANEOUS

4.1 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.2 Binding Effect and Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

4.3 Amendments and Modification; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Parent and Shareholder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

4.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent, to:

Interwoven, Inc.

803 11th Avenue

Sunnyvale, CA 94089

Attention: David Allen

Facsimile No.: 408-774-2002

with a copy to:

Fenwick & West LLP

275 Battery Street

San Francisco, California 94111

Attention: John S.W. Park

Facsimile No.: 415-281-1350

If to Shareholder, to the address for notice set forth next to its name on the signature page hereto.

with a copy to:

Morris, Manning & Martin, LLP

6000 Fairview Road

Suite 1125

Charlotte, North Carolina 28210

Attention: Bob Donlon

Facsimile No.: 704/554-7070

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

4.7 Entire Agreement. This Agreement, the Merger Agreement and the Proxy granted hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed by their duly authorized respective officers as of the date first above written.

INTERWOVEN, INC.

By:	/s/ MARTIN W. BRAUNS
Name:	Martin W. Brauns
Title:	Chief Executive Officer

SHAREHOLDER: [SHAREHOLDER]*

By:
Name: Title:

Shareholder’s Address for Notice: [Address]

Outstanding shares of Company Common

Stock held of record or beneficially owned by Shareholder or over which Shareholder exercises voting power:

*

*See the attached “Schedule of Omitted Details” for signature blocks of each shareholder who was a signatory to this form of Voting Agreement.

EXHIBIT I

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of MediaBin, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints and constitutes the executive officers of Interwoven, Inc., a Delaware corporation (“Parent”), and each of them (collectively, the “Proxyholders”), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of Company Common Stock which are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the Proxyholders named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of adoption of the Agreement and Plan of Merger (the “Merger Agreement”) among Parent, Maryland Acquisition Corp. and Company, and the approval of the merger of Maryland Acquisition Corp. with and into Company (the “Merger”), and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Shareholder under the voting agreement between Parent and Shareholder (the “VotingAgreement”).

The Proxyholders may not exercise this proxy on any other matter. The Shareholder may vote the Shares on all such other matters. The proxy granted by the Shareholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Shareholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Company to be purchased and sold pursuant the Merger Agreement.

This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, any other shares of Company Common Stock listed below, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Shareholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the shareholders of the Company.

This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated: May 30, 2003.

*
Signature

*
Name (and Title) Shares of Company Common Stock held of record by or beneficially owned by the Shareholder or over which the Shareholder exercises voting power:
*

*See the attached “Schedule of Omitted Details” for signature blocks of each shareholder who was a signatory to this form of Proxy.

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Schedule of Omitted Details

The following schedule presents the signature blocks for each shareholder who signed a form of this Voting Agreement, each of which is omitted from the accompanying form of Voting Agreement (the “Voting Agreement”) and the Proxy, which is attached as “Exhibit I” to the Voting Agreement (the “Proxy”).

A. This following information is omitted from the form of Voting Agreement filed herewith on the signature page of the Voting Agreement for each shareholder:

SHAREHOLDER: DAVID MORAN

By:	/s/ DAVID MORAN
Name: Title:	David Moran

Shareholder’s Address for Notice:

Address Omitted

Outstanding shares of Company Common

Stock held of record or beneficially owned by Shareholder or over which Shareholder exercises voting power:

2,200 shares

* * * * *

SHAREHOLDER: HAINES HARGRETT

By:	/s/ HAINES HARGRETT
Name: Title:	Haines Hargrett

Shareholder’s Address for Notice:

Address Omitted

Outstanding shares of Company Common

Stock held of record or beneficially owned by Shareholder or over which Shareholder exercises voting power:

2,500 shares

* * * * *

SHAREHOLDER:

BURTON SMITH

By:	/s/ BURTON SMITH
Name	Burton Smith
Title:

Shareholder’s Address for Notice:

Address Omitted

Outstanding shares of Company Common

Stock held of record or beneficially owned by Shareholder or over which Shareholder exercises voting power:

450 shares

B. This following information is omitted from the form of Voting Agreement filed herewith on the signature page of the Proxy for each shareholder:

/s/ DAVID MORAN
Signature

David Moran
Name (and Title)

Shares of Company Common Stock held of record by or beneficially owned by the Shareholder or over which the Shareholder exercises voting power:

2,200 shares

2

* * * * *

/s/ HAINES HARGRETT
Signature

Haines Hargrett
Name (and Title)

Shares of Company Common Stock held of record by or beneficially owned by the Shareholder or over which the Shareholder exercises voting power:

2,500 shares

* * * * *

/s/ BURTON SMITH
Signature

Burton Smith
Name (and Title)

Shares of Company Common Stock held of record by or beneficially owned by the Shareholder or over which the Shareholder exercises voting power:

450 shares

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